                               SECURFONE AMERICA, INC.
                          (A Development Stage Corporation)

                                 FINANCIAL STATEMENTS
                                     (Unaudited)

                                    March 31, 1997

                       INDEX TO SECURFONE FINANCIAL STATEMENTS


                                                                        Page No.
Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . .           1

Statement of Operations. . . . . . . . . . . . . . . . . . . . .           2

Statement of Stockholders' Equity. . . . . . . . . . . . . . . .           3

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . . .           4

Notes to Financial Statements. . . . . . . . . . . . . . . . . .           5

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                                    BALANCE SHEET
                                                           March 31, 1997
                                                             (unaudited)
                                                            --------------
                                       ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                      $128,448
  Note receivable                                                $150,000
  Royalties receivable                                           $750,000
  Inventory                                                       $50,000
  Prepaid expenses                                                $37,000
                                                            --------------
    TOTAL CURRENT ASSETS                                       $1,115,448

FIXED ASSETS
  Property and equipment, net of accumulated depreciation        $238,493
                                                            --------------

OTHER ASSETS
  Intangible assets, net of accumulated amortization             $526,423
  Deposits                                                        $50,775
                                                            --------------
    TOTAL OTHER ASSETS                                           $577,198
    TOTAL ASSETS                                               $1,931,139
                                                            --------------
                                                            --------------

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current portion of obligations under capital leases            $47,449
  Accounts payable                                               $189,342
  Accrued payroll                                                 $16,458
                                                            --------------
    TOTAL CURRENT LIABILITIES                                    $253,249
                                                            --------------

  Obligations under capital leases                               $112,200
  Deferred royalty revenue                                       $750,000
                                                            --------------
    TOTAL LIABILITIES                                          $1,115,449
                                                            --------------

STOCKHOLDERS' EQUITY
  Common stock                                                    $41,200
  Paid-in capital                                              $1,054,600
  Deficit accumulated during the development stage              $(280,110)
                                                            --------------
    TOTAL STOCKHOLDERS' EQUITY                                   $815,690
                                                            --------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $1,931,139
                                                            --------------
                                                            --------------

                               See accompanying notes

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                               STATEMENT OF OPERATIONS

                                                      For the four months
                                                      ended March 31, 1997
                                                          (unaudited)
                                                       --------------------
REVENUES                                                           $2,661

COST OF GOODS SOLD                                                   $450
                                                       --------------------

                                                       --------------------
GROSS PROFIT                                                       $2,211

SELLING, GENERAL, AND ADMINISTRATIVE
  EXPENSES                                                       $233,340
                                                       --------------------

LOSS FROM OPERATIONS                                            $(231,130)

OTHER INCOME (EXPENSE)
                                                       --------------------
  Loss on abandonment-SFNY                                       $(48,980)
                                                       --------------------

                                                       --------------------
NET LOSS                                                        $(280,110)
                                                       --------------------
                                                       --------------------

                                                       --------------------
NET LOSS PER SHARE                                                 $(0.07)
                                                       --------------------
                                                       --------------------


                                See accompanying notes

                               SECURFONE AMERICA, INC.
                          STATEMENT OF STOCKHOLDERS' EQUITY




                             Common Stock   Capital in Excess   Deficit Accumulated
                                             of Par Value            During the
                                                                Development Stage
                              ------------------------------------------------------
Initial Issuance of Common
  Stock, May 20, 1996               $30            $975,770                 $ -

                              ----------
Stock Split 1,333.33 to 1        39,970             (39,970)

                              ----------
Sale of Stock                     1,200             118,800                   -

Net Loss (unaudited)                  -                   -            (280,110)
                              ---------------------------------------------------

Balance March 31, 1997
  (unaudited)                   $41,200          $1,054,600           $(280,110)
                              ---------------------------------------------------
                              ---------------------------------------------------

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                               STATEMENT OF CASH FLOWS
                                                      For the Four Months
                                                      Ended March 31, 1997
                                                          (Unaudited)
                                                       --------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                       $(280,110)
                                                       --------------------

  Adjustments to reconcile net loss to net
    cash used by operating activities:
      Depreciation and amortization                                $35,809
      Increase in notes receivable                               $(150,000)
      Increase in royalties receivable                           $(750,000)
      Increase in inventory                                       $(50,000)
      Increase in prepaid expenses                                $(37,000)
      Increase in intangibles and other assets                   $(604,426)
      Increase in accounts payable and
        accrued expenses                                          $205,800
      Increase in deferred royalty revenue                        $750,000
                                                       --------------------
    Total adjustments                                            $(599,817)
                                                       --------------------

    NET CASH USED BY OPERATING ACTIVITIES                        $(879,927)
                                                       --------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                             $(247,074)
                                                       --------------------

    NET CASH USED BY INVESTING ACTIVITIES                        $(247,074)
                                                       --------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contribution to capital                                       $1,095,800
  Proceeds from capital lease                                     $159,650
                                                       --------------------

    NET CASH PROVIDED BY FINANCING ACTIVITIES                   $1,255,450
                                                       --------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         $128,448

BEGINNING BALANCE-CASH AND CASH EQUIVALENTS                              -
                                                       --------------------

ENDING BALANCE-CASH AND CASH EQUIVALENTS                          $128,448
                                                       --------------------
                                                       --------------------

                                See accompanying notes

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS
                                    March 31, 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed by SecurFone America, Inc. ("the Company") are set forth below.

NATURE OF OPERATIONS

SecurFone America, Inc., a wholly owned subsidiary of Montpilier Holdings, Inc., is principally engaged in the sale and licensing of prepaid cellular phone services. The Company has been in its development stage since its formation on May 20, 1996. The Company provides these services in some markets, and in other markets, licenses the Company's resources to unrelated parties. When a license is sold, the Company agrees to provide certain services to the licensor. Generally, these services include providing an understanding of the market and assistance in promotion and advertising.

The cellular services the Company offers which provide it a competitive advantage include prepaid cellular calling cards, subscriber recharges on prepaid calling cards via an automated intelligent voice response unit, unrestricted international calling capabilities, multi-lingual capabilities, a uniform, flat rate for long distance service from anywhere in the United States, capability to provides services from any cellular phone, regardless of model, and voice mail service from both cellular and landline sources.

In addition to cellular services, the company is also aggressively pursuing regional and national distribution of landline prepaid calling cards. The Company has also developed software which virtually eliminates cellular fraud, and is assessing the feasibility of licensing this technology to other cellular providers and carriers.

CASH AND CASH EQUIVALENTS

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash accounts in one commercial bank. Accounts are guaranteed by the Federal Deposit Insurance Company (FDIC) up to $100,000.

INVENTORY

Inventories are valued on the first in, first out (FIFO) method, at cost. Inventories at March 31, 1997 consist of prepaid calling cards.

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS
                                    March 31, 1997

PROPERTY AND EQUIPMENT
The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is calculated using accelerated depreciation for both financial reporting and income tax purposes.

FINANCIAL INSTRUMENTS

As collateral for performance and advances on long-term contracts, the Company may obtain letters of credit up to $1,000,000 from a major bank. The letter of credit agreement is secured by assets of a major shareholder of the parent company and by the assets of an unrelated third party. As of March 31, 1997, the Company had no contingent liability under it's letter of credit agreements.

REVENUE AND EXPENSE RECOGNITION

The Company recognizes revenue from sales of license agreements, net of an allowance for uncollectable amounts, when substantially all significant services to be provided by the Company have been performed. Expenses are recognized in the period in which they are incurred.

INTANGIBLE ASSETS

Intangible assets are comprised of various costs incurred by the Company as part of start up phase of operations. The Company began amortizing these costs over a five year period as of January 1, 1997, using the straight-line method. As of March 31, 1997, $27,228 in amortization expense of organizational costs has been charged to operations.

USE OF ESTIMATES

In preparing the Company's financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES

No provision has been made at March 31, 1997 for federal or state income taxes.

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS
                                    March 31, 1997

NOTE 2 - NOTE RECEIVABLE

The note receivable is a 7%, ten month, note from the Company's parent company. The note is secured by publicly traded securities held by an affiliated corporation owned by a principal shareholder of the parent company.

NOTE 3 - ROYALTIES RECEIVABLE

Royalties receivable at March 31, 1997 represents the portion of total revenue from initial license sales attributable to services required to be provided by the Company that have not yet been performed. These revenues will be recognized on a pro-rata basis as these services are provided to the licensor.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at March 31, 1997 is comprised of the following:

    Office equipment                              $   5,663
    Computer software                                81,763
    Computer hardware                               159,649
                                                   ---------
                                                    247,075
    Accumulated depreciation                         (8,582)
                                                   ---------
                                                  $ 238,493
                                                   ---------
                                                   ---------

NOTE 5 - CAPITAL LEASE

In March, 1997, the Company entered into a sale-leaseback arrangement which is being accounted for as a capital lease.. Under the agreement, the Company sold certain equipment and leased it back for a period of 48 months, at which time the Company will repurchase the equipment from the lessor.

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS
                                    March 31, 1997

Minimum future lease payments under non-cancelable capital leases for the next five years are as follows:

                   1997                           $  35,586
                   1998                              47,449
                   1999                              47,449
                   2000                              29,165
                   2001 and thereafter                    -
                                                   ---------
                    Total minimum future
                     lease payments               $ 159,649
                                                   ---------
                                                   ---------

NOTE 6 - COMMON STOCK

On March 5, 1997, the Company authorized an additional 4,700,000 share of common stock, bringing the total shares authorized for issuance to 5,000,000 shares. All shares of stock are the same class.

On March 6, 1997 the shareholders approved a stock split of 1,333.33 to 1 shares, increasing the 3,000 shares issued, and outstanding to 4,000,000 shares with a par value of .01 per share. The amount of $39,770 was transferred from the paid-in-capital account to common stock account to record the split. All per share amounts have been restated to reflect this stock split.

On March 6, 1997, the Company also sold an additional 120,000 shares of stock at $1.00 per share, bringing the total number of shares issued and outstanding as of March 31, 1997 to 4,120,000.

NOTE 7 - LOSS ON ABANDONMENT

In August, 1996, the Company entered into a licensing agreement with SecurFone New York, Inc. (SFNY). As part of the agreement, The Company forwarded monies to SFNY to cover various start up costs. After four months SFNY fell into default under the terms of the licensing agreement and ceased operations. The monies paid by the Company to SFNY were written off as a one-time charge to income of $48,980.

                               SECURFONE AMERICA, INC.
                            (A Development Stage Company)
                            NOTES TO FINANCIAL STATEMENTS
                                    March 31, 1997

NOTE 8 - SUBSEQUENT EVENTS

On February 17, 1997 the Company entered into a reverse merger agreement with Materials Technologies, Inc. in which the Company's parent company, Montpelier Holdings Inc. will take control of Materials Technologies, Inc. As of March 31, 1997, the reverse merger had not been fully completed, however, the Company anticipates all parties will fulfill their obligations under the agreement.